Tauriga Sciences, Inc.’s Obtains Stockholders Approval to Increase its Authorized Common Stock at Special Shareholder Meeting

NEW YORK, June 28, 2017 /PRNewswire/ — Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or the “Company”), engaged in the building of life sciences businesses and technologies, today announced that its stockholders approved an increase in the number of authorized shares of common stock of the Company from 2,500,000,000 to 7,500,000,000 at its Special Meeting of Stockholders held at 9:00am EST on June 28, 2017 at the Law Offices of Nixon Peabody LLP in Midtown Manhattan (the “Special Meeting”). At the Special Meeting, there were 906,096,759 shares of common stock represented either by proxy or in person of the 1,804,172,789 shares of common stock entitled to vote, constituting a quorum (50.222% Shares Voted).

The primary purpose of the Special Meeting was to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 2,500,000,000 shares to 7,500,000,000 shares. Of the voted shares, there were 865,768,668 shares, or 95.549%, that voted in favor of the increase of the authorized common stock as recommended by the Board of Directors.

Tauriga’s Chief Executive Officer, Seth M. Shaw, commented, “By successfully amending its number of authorized shares, the Company has prevented potential defaults/penalties relating to its remaining convertible debt. Additionally, the Company believes it has instituted a capital structure conducive to both securing additional working capital and contemplate potential acquisitions at a future point. The Company and its Board of Directors continue to be mindful of dilution and will work diligently to curtail future share dilution to the best of their abilities.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC PINK: TAUG) is a life sciences company engaged in the development, marketing, distribution and potential licensing of a broad array of products and technologies that may help individuals who are affected by muscle tension. The Company has already identified potential products and technologies of interest and is actively working towards the goal of creating an innovative product line to launch the business activities of ColluMauxil Therapeutics LLC (The Company’s previously announced new planned wholly owned subsidiary). The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. The Company is also prosecuting (as Plaintiff) its ongoing malpractice lawsuit against its predecessor audit firm, for which it’s seeking monetary damages in excess of $4,500,000 USD.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.

Mr. Seth Shaw

Chief Executive Officer

Tel: 1-917-796-9926

Email: sshaw@tauriga.com